EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-292571) of our report dated March 30, 2026, with respect to the consolidated financial statements of Terrestrial Energy Inc., which appears in this annual report on Form 10-K for the year ended December 31, 2025.

/s/ UHY LLP

Melville, NY

March 30, 2026

A member of UHY international, a network of independent accounting and consulting firms